SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2007
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At a regular meeting of the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”) held on August 14, 2007, the Board voted to amend and restate the Company’s bylaws, (the “Bylaws” and as amended and restated, the “Amended Bylaws”) effective immediately. The Bylaws were amended and restated. The changes to the Bylaws are summarized as follows:
     Article I, Section 2: “Special Meeting; Call and Notice of Meetings.” This section was amended to clarify the instances in which specific information must be (i) delivered to shareholders prior to their execution of a meeting notice waiver or (ii) specifically waived by shareholders.
     Article I, Section 4: “Proxies.” This section was amended to reflect all available methods to execute proxies permitted by the Georgia Business Corporation Code, including for example by electronic transmission.
     Article I, Section 6: “Shareholder Proposals and Nominations.” A new section was added to the Bylaws to require shareholder proposals and director nominees be submitted to the Company not less than 90 nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting of shareholders. The new section also includes the specific requirements for the contents of such shareholder notices.
     Article II, Section 1: “Power of Directors.” This section was amended to clarify that the business and affairs of the Corporation shall be managed under the direction of the Board.
     Article II, Section 2: “Composition of the Board.” This section was amended to remove language from the Bylaws that directed the Company’s shareholders to fix the number of directors to be elected at each annual meeting. This amendment does not affect the shareholders’ general right to fix the number of directors at any time.
     Article II, Section 4: “Quorum; Vote Requirement.” This section was amended to clarify that a majority of the number of directors last fixed by the Board may constitute a quorum. In addition, the Amended Bylaws clarify that the Board may act only when a quorum is present (and may not act if the Board is reduced to less than a quorum during the course of meeting).
     Article II, Section 6: “Committees.” This section was amended to update the current Board committee structure described in the Bylaws. In addition, the Board amended the Bylaws to clarify that a committee of the Board (if authorized by the Board) may amend the Company’s articles of incorporation to fix the designations, preferences, limitations, and relative rights of shares of stock.
     Article III: “Officers.” This article was amended to reflect the Company’s current executive officer structure and to provide the Board with the option of filling certain offices.
     Article III, Section 11: “Compensation.” This section was amended to provide that the compensation of the Company’s officers will be fixed in accordance with the charter of the Compensation, Succession, Nominating and Governance Committee (or any successor committee).
     Article IV: “Stock.” This article was amended to give the Board the authority to issue shares of stock in uncertificated form and to allow the transfer of uncertificated shares as permitted by the Georgia Business Corporation Code.
     In addition, non-substantive language, conforming changes and other technical edits and updates were made in Article I, Section 2 “Special Meeting; Call and Notice of Meetings,” Article II, Section 3 “Meetings of the Board; Notice of Meetings; Waiver of Notice,” Article II, Section 4 “Quorum; Vote Requirement,” Article III, Section 2 “Chairman of the Board of Directors,” Article III, Section 9 “Other Duties and Authority,” Article V, Section 2 “Contracts and Deeds” and Article VI “Indemnity.”

     The foregoing summary of the Amended Bylaws is not complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cousins Properties Incorporated

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2007

COUSINS PROPERTIES INCORPORATED

	By:	/s/ Robert M. Jackson
Robert M. Jackson Senior Vice President, General Counsel and Corporate Secretary